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                                                                   EXHIBIT 11(i)

                          CONSENT OF ERNST & YOUNG LLP,
                              INDEPENDENT AUDITORS

         We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" in the Prospectus and to the incorporation by reference in Post-Effective Amendment Number 22 to the Registration Statement (Form N-1A File No. 33-24848) and the related Prospectus of the Fountain Square Funds, of those references and of our report dated September 12, 1997 on the Fountain Square Funds (comprising respectively, Fountain Square Ohio Tax Free Bond Fund, Fountain Square U.S. Government Securities Fund, Fountain Square Quality Bond Fund, Fountain Square Quality Growth Fund, Fountain Square Mid Cap Fund, Fountain Square Balanced Fund, Fountain Square International Equity Fund, Fountain Square Equity Income Fund, Fountain Square Bond Fund For Income, and Fountain Square Municipal Bond Fund).



Cincinnati, Ohio                                     /s/ Ernst & Young LLP
September 29, 1997